SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [section]240.14a-11(c) or
      [section]240.14a-12

                        TRIATHLON BROADCASTING COMPANY
    ----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
         ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1)  Title of each class of securities to which transaction applies:
          -------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:
          -------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          -------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:
          -------------------------------------------------------------------
      5)  Total fee paid:
          -------------------------------------------------------------------

[X]   Fee paid previously with preliminary materials

[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          -------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:
          -------------------------------------------------------------------
      3)  Filing Party:
          -------------------------------------------------------------------
      4)  Date Filed:
          -------------------------------------------------------------------

---------------
    1 Set forth the amount on which the filing fee is calculated and state how it was determined.




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                               [GRAPHIC OMITTED]

                                   TRIATHLON
                              BROADCASTING COMPANY


                                                           October 15, 1996



Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Triathlon Broadcasting Company (the "Company") at 9:30 a.m. on November 13, 1996 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022. A Notice of Annual Meeting of Stockholders, a Proxy and a Proxy Statement containing information about the matters to be acted upon at the Annual Meeting are enclosed.

         All holders of Class A Common Stock, Class B Common Stock and Depositary Shares representing a one-tenth interest in a share of 9% Mandatory Convertible Preferred Stock as of the close of business on October 10, 1996 are entitled to vote at the Annual Meeting.

         A description of the Company's activities for the fiscal year ending March 31, 1996 is included in the Annual Report on Form 10-KSB enclosed herewith. We look forward to greeting in person as many of our stockholders as possible. Whether or not you plan to attend the Annual Meeting, the Company requests that you please exercise your voting rights by completing and returning your Proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your Proxy will not be used.

         Thank you for your continued support of our Company.

                                                 Sincerely,



                                                 Norman Feuer
                                                 Chief Executive Officer

                               [GRAPHIC OMITTED]

                                   TRIATHLON
                              BROADCASTING COMPANY


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 13, 1996


                                                           October 15, 1996

To the Stockholders:

         The Annual Meeting of Stockholders of Triathlon Broadcasting Company (the "Company"), a Delaware corporation, will be held at 9:30 a.m. on November 13, 1996 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 to act upon the following matters:

         1.   To elect five directors to serve for the ensuing year ("Proposal
1").

         2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to remove the designation of 600,000 shares of Series A Convertible Preferred Stock, so that such shares may be redesignated with such rights, limitations, powers and preferences as the Board of Directors may properly designate from time to time ("Proposal 2").

         3. To approve the Company's 1996 Stock Option Plan providing for the issuance of options in respect of up to 200,000 shares of Class A Common Stock and the performance goal included therein ("Proposal 3").

         4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1997 ("Proposal 4").

         5. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof ("Proposal 5").

         Information regarding the matters to be acted upon at the Annual Meeting is more fully described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on October 10, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of the Company's voting common stock and depositary shares (representing Preferred Stock) at the close of business on October 10, 1996 will be entitled to vote at the meeting and any adjournment or postponement thereof.

         Management sincerely desires the attendance of every stockholder at the meeting. It is recognized however, that some will be unable to attend. IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND IN PERSON.

                                         By Order of the Board of Directors


                                         Kraig G. Fox
                                         Secretary

New York, New York
October 15, 1996

                                     - 2 -




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                               [GRAPHIC OMITTED]

                                   TRIATHLON
                              BROADCASTING COMPANY


            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                            ----------------------

         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Triathlon Broadcasting Company, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30 a.m. on November 13, 1996 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022, and any adjournment thereof.

         The Company's principal executive offices are located at Symphony Towers, 750 B Street, Suite 1920, San Diego, California 92101.

         This Proxy Statement and the enclosed Proxy are being mailed beginning on or about October 15, 1996 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

         Stockholders of record of the Company's voting stock at the close of business on October 10, 1996 are entitled to notice of, and to vote at, the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         At the record date there were 3,102,344 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 244,890 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and 5,834,000 Depositary Shares, each representing a one-tenth interest in a share of 9% Mandatory Convertible Preferred Stock, par value $.01 per share ("Depositary Shares"), issued, outstanding and entitled to vote at the Annual Meeting. In addition, at the record date there were 50,000 shares of Class C Common Stock, par value $.01 per share, 1,444,366 shares of Class D Common Stock, par value $.01 per share, and 565,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, issued and outstanding but not entitled to vote at the Annual Meeting.

         Under the Company's Amended and Restated Certificate of Incorporation, the holders of Depositary Shares and Class A Common Stock voting together as a class are entitled to elect two of the Company's directors, with each Depositary Share being entitled to 4/5 of a vote and each share of Class A Common Stock being entitled to one vote. With respect to the election of the other three directors and other matters submitted for a vote, the holders of Depositary Shares, Class A Common Stock and Class B Common Stock shall vote as a single class, with each Depositary Share being entitled to 4/5 of a vote and each share of Class A Common Stock and Class B Common Stock being entitled to one vote per share and ten votes per share, respectively.

         In accordance with the By-Laws of the Company and the General Corporation Law of the State of Delaware (i) a plurality of the votes duly cast is required for the election of directors, (ii) the affirmative vote of a majority of the combined voting power of the outstanding shares present in person or by proxy and entitled to vote is required for approval of Proposals 3 and 4, and (iii) with respect to Proposal 2, the affirmative vote of the majority of the voting power of the Company entitled to vote is required to amend the Company's Amended and Restated Certificate of Incorporation.

         Under the General Corporation Law of the State of Delaware, although abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting, abstaining votes and broker non-votes are not deemed to be a vote duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to Proposals 1, 3 and 4 and therefore with respect to such matters, abstentions and broker non-votes do not have the effect of votes in opposition. Abstentions and broker non-votes will, however, be treated as votes against Proposal 2.

         Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: FOR (i) the election of five directors, (ii) the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to remove the designation of 600,000 shares of Series A Convertible Preferred Stock, (iii) the approval of the Company's 1996 Stock Option Plan for the issuance of options in respect of up to 200,000 shares of Class A Common Stock and the performance goal included therein and (iv) the ratification of the appointment of Ernst & Young LLP as independent auditors.

         If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), Norman Feuer and Kraig G. Fox, the persons named in the enclosed form of proxy and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment.

         Each of the nominees for election as directors has agreed to serve if elected. The Company knows of no reason why any of the nominees for election as directors would be unable to serve. Should any or all of the nominees be unable to serve, all proxies returned to the Company will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

         The Company knows of no other matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting of the proxy by (i) filing a written notice of revocation with the Secretary of the Company bearing a later date than the proxy; (ii) duly executing and submitting a later-dated proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of proxy).

         The cost of this solicitation of proxies will be borne by the Company. Solicitation of Proxies may be in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company.

Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Class A Common Stock, Class B Common Stock and Depositary Shares and, upon request, the Company will reimburse the expense of forwarding the materials.

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Corporate Secretary of the Company no later than June 17, 1997 in order to be included in the proxy soliciting material relating to that meeting. Only those proposals that are proper for stockholder action and otherwise proper may be included in the proxy soliciting material.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

         The Amended and Restated Certificate of Incorporation of the Company authorizes the Board of Directors (the "Board") to fix the number of directors from time to time, but at no less than two directors. The Board has fixed the number of directors to be elected at this Annual Meeting at five. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Officers are elected annually by the Board and serve at the Board's discretion.

         The holders of Depositary Shares and Class A Common Stock voting together as a class are entitled to elect two of the Company's directors (the "Class A Directors" or the "Independent Directors"), with the holders of Depositary Shares and Class A Common Stock being entitled to 4/5 of a vote per share and one vote per share, respectively. The remaining directors are elected by the holders of Depositary Shares, Class A Common Stock and Class B Common Stock, with the holders of Depositary Shares, Class A Common Stock and Class B Common Stock being entitled to 4/5 of a vote per share, one vote per share and ten votes per share, respectively. See "Executive Compensation."

NOMINEES

         Each person named below as a nominee for director is currently serving in such capacity. In addition, Mr. Feuer is an executive officer of the Company. Each nominee has advised the Company of his willingness to serve if elected. There are no family relationships among any directors and executive officers of the Company.


            Nominees to be elected by holders of Depositary Shares,
                 Class A Common Stock and Class B Common Stock
            -------------------------------------------------------

                                                       First Became a Director
              Name                     Age                  of the Company
              ----                     ---             -----------------------

John D. Miller.............            51                        1995

Norman Feuer...............            58                        1995

Dennis R. Ciapura..........            50                        1995

          Nominees to be elected by holders of Depositary Shares and
                             Class A Common Stock
          ----------------------------------------------------------

                                                        First Became a Director
                   Name              Age                     of the Company
                   ----              ---                -----------------------

Frank E. Barnes III.........         46                           1995

Jeffrey W. Leiderman........         49                           1995


BUSINESS EXPERIENCE OF NOMINEES

         JOHN D. MILLER has served as Chairman of the Board of Directors of the Company since June 30, 1995. Mr. Miller has been the President of Rothschild Ventures, Inc., a private investment group, since July 1995. In addition, Mr. Miller was the President of Starplough, Inc. from February 1994 to June 1995. Mr. Miller formed Starplough, Inc. as a private investment company focusing on investing in medium-sized companies. He was the Managing Director of Clipper Group, a private equity investment group, from March 1993 to March 1994. From 1969 to 1994, Mr. Miller served in various capacities with The Equitable, a full service insurance and investment company. Immediately prior to his retirement from The Equitable in 1994, Mr. Miller served as the President and Chief Executive Officer of Equitable Capital Management Corp., an investment and advisory subsidiary of The Equitable.

         NORMAN FEUER has served as President, Chief Executive Officer and a Director of the Company since June 30, 1995. In addition, Mr. Feuer has served as acting Chief Financial Officer and Treasurer since June 1996. Since September 13, 1995 Mr. Feuer has also provided consulting services to two stations owned by Pourtales Radio Partnership ("Pourtales") in the Tri-Cities, Washington market and the two stations subject to a local marketing agreement ("LMA") in Tri-Cities (the "Tri-Cities LMA") and will continue to do so until such radio stations are sold to a third party or acquired by the Company. See "Certain Relationships and Related Transactions--The Pourtales Stations." Prior to September 13, 1995, Mr. Feuer was acting as the Chief Operating Officer responsible for the day-to-day operations of all of the radio stations owned by Pourtales. From 1990 to 1992, Mr. Feuer served as a consultant to numerous radio broadcasting companies. From 1985 to 1990, Mr. Feuer served as the Executive Vice President and Chief Operating Officer of Noble Broadcasting Group, one of the largest independently owned radio companies in the U.S. From 1983 to 1985, Mr. Feuer served as the President of the Radio Division of Viacom, Inc. From 1970 to 1983, Mr. Feuer served as vice president and general manager of several radio station properties. From 1967 to 1970, Mr. Feuer served in various capacities for CBS Radio.

         FRANK E. BARNES III has served as a Director of the Company since October 30, 1995. He has been the Executive Director of Carolina Barnes Corporation, an investment and merchant banking firm since August 1989. Carolina Barnes Corporation through its affiliate, Carolina Barnes Capital, Inc., which is owned by Mr. Barnes, has provided corporate financial services for companies in media, entertainment, communications, maritime transportation and real estate since 1989. His previous experience includes senior corporate finance positions at major Wall Street firms and he currently serves on the boards of B&H Bulk Carriers Ltd. and Carolina Barnes Capital Inc.

         DENNIS R. CIAPURA has served as a Director of the Company since October 30, 1995. He has been a consultant to SFX Broadcasting, Inc. ("SFX") since January 1995. From August 1986 to December 1995, he was an Executive Vice President for Noble Broadcasting Group.

         JEFFREY W. LEIDERMAN has served as a Director of the Company since October 30, 1995. He has been the President of Leiderman Associates, Executive, Corporate and Group Benefit Consultants since 1970. Between 1982 and 1987, he served as the Chairman of the Board of two public companies, American Medical Technology, Inc. and American Pipeline & Exploration Co. He was a board member of Minami International Corp., a Japanese trading and manufacturing company from 1987 to 1991.

BUSINESS EXPERIENCE OF OFFICERS WHO ARE NOT DIRECTORS

         KRAIG G. FOX has served as the Secretary of the Company since June 24, 1996. Since December 1993, Mr. Fox has been Manager-Business and Legal Affairs for The Sillerman Companies, Inc. Since April 1995, Mr. Fox has been the Secretary of Multi-Market Radio, Inc., a publicly-traded company engaged in the ownership and operation of radio stations.

PRINCIPAL EXECUTIVE OFFICERS OF SILLERMAN COMMUNICATIONS MANAGEMENT CORPORATION

         Information is set forth below with respect to Messrs. Sillerman and Tytel, who make significant contributions to the business of the Company through their positions with Sillerman Communications Management Corporation ("SCMC"), which provides consulting and advisory services to the Company. Messrs. Sillerman and Tytel, under the direction of the Chief Executive Officer and the Board of Directors of the Company, have assisted, and will continue to assist, the Company in planning and negotiating acquisitions of radio stations as well as obtaining financing and maintaining the Company's ongoing relationships with financial institutions. See "Certain Relationships and Related Transactions."

         Robert F. X. Sillerman is the Executive Chairman of the Board and Chief Executive Officer of SFX. He has been Chairman of the Board of SFX from 1992. He has been Chairman of the Board and Chief Executive Officer of SCMC since 1985 and Radio Investors since February 1995 and, through privately held entities, controls the general partner of Sillerman Communication Partners, L.P. From 1985 to 1989, Mr. Sillerman was co-Chairman of Legacy Broadcasting, Inc. ("Legacy I"), which owned radio stations and which has subsequently been liquidated. In addition, Mr. Sillerman was co-Chairman of Metropolitan Broadcasting Corporation ("Metropolitan"), which was merged with Legacy I and Group W Radio Holdings, Inc., an affiliate of Westinghouse Broadcasting Corporation, in 1989. Mr. Sillerman also served from 1990 to 1993 as co-Chairman of Legacy Broadcasting, Inc. ("Legacy II"), which, through a related partnership, owned and operated a radio business. In 1993 Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

         Howard J. Tytel has been a Director and the Executive Vice President and Secretary of SFX since 1992 and Executive Vice President and General Counsel of SCMC since 1985 and Radio Investors since February 1995, a director and officer of SCMC since 1989, and from 1991 to 1993, Mr. Tytel was an officer and director of Legacy II. Mr. Tytel was a director of Country Music Television from 1988 to 1991, Legacy I from 1986 to 1989 and Metropolitan from 1988 to 1989. Since March 1995, Mr. Tytel has been director of Interactive Flight Technologies, Inc., a public company engaged in providing computer-based in-flight entertainment systems to the commercial airline industry. Mr. Tytel is currently Of Counsel to the law firm of Baker & McKenzie, which represents the Company, SFX, SCMC, Multi-Market Radio, Inc. ("MMR") and Radio Investors, and was formerly Of Counsel to the law firm of Winston & Strawn.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

              PROPOSAL 2 - AMENDMENT TO THE COMPANY'S AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION

         Prior to the Company's Initial Public Offering, the Board approved a compensation plan which provided that the Company may issue up to 600,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") out of 4,000,000 authorized shares of Preferred Stock to certain of its officers, directors and advisors. The designation of the Series A Preferred Stock is part of Article 4.5 of the Company's Amended and Restated Certificate of Incorporation ("Article 4.5") which provides that such Series A Preferred Stock has a par value of $.01 per share, is non-voting, bears no dividends and is convertible into shares of the Company's Class A Common Stock upon the Company's achievement of certain performance goals. The Board has altered certain provisions of the Series A Preferred Stock and has designated an aggregate of 600,000 shares of Series B Convertible Preferred Stock pursuant to its compensation plan and issued 565,000 of those shares to certain officers, directors and advisors. See "Executive Compensation--Issuances of Securities." The Company has not issued, and does not intend to issue, any of the Series A Preferred Stock.

         Subject to stockholder approval, the Board has approved an amendment to the Certificate of Incorporation to repeal Article 4.5. A copy of Article
4.5 of the Company's Amended and Restated Certificate of Incorporation is attached hereto as Annex A.

         If the repeal of Article 4.5 is approved by the stockholders, the 600,000 shares of Preferred Stock currently designated as Series A Preferred Stock would revert to blank check Preferred Stock (the "Blank Check Preferred") and, pursuant to Article 4.4 of the Company's Amended and Restated Certificate of Incorporation, the Board would determine when, and on what terms, each share of Blank Check Preferred would be issued. Specifically, the Board would be permitted to designate each share of Blank Check Preferred as a member of a class or series and accordingly, would be empowered to determine, among other things, the following: (i) the dividend rights of each share of Blank Check Preferred; (ii) the voting rights, if any (in addition to any prescribed by statute), of each share of Blank Check Preferred; (iii) the rights if any, to convert or exchange each share of Blank Check Preferred into or for other securities; (iv) the conditions or restrictions, if any, on specified actions of the Company affecting the rights of each share of Blank Check Preferred; (v) the redemption provisions, if any, of each share of Blank Check Preferred; (vi) the preference, if any, to which each share of Blank Check Preferred would be entitled in the event of liquidation of, or distribution of, the assets of the Company; and (vii) the provisions of the sinking fund, if any, provided for the redemption of each share of Blank Check Preferred. Accordingly, the Board may, in its discretion, upon issuance of the shares of Blank Check Preferred, or any portion thereof, designate rights, limitations, powers and preferences similar to those currently attached to the Series A Preferred Stock. In addition, shares of Blank Check Preferred may be voting or non-voting as determined in the Board's sole discretion with no further authorization by security holders required for the creation and issuance thereof.

         The Board is required to make any determination to issue shares of capital stock of the Company based on its judgment as to the best interests of the stockholders and the Company. Although the Board has no present intention of doing so, it could issue shares of Blank Check Preferred that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares of Blank Check Preferred could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares of Blank Check Preferred could also be privately placed with purchasers favorable to the Board in opposing such action. In addition, the Board could authorize holders of a series of shares of Blank Check Preferred to vote either separately as a class or with the holders of the Company's currently outstanding Class A Common Stock or Depositary, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares of Blank Check Preferred also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the stockholders and the Company.

         The Board believes that the proposed amendment would provide the Company with additional flexibility for possible future financing transactions, acquisitions, employee benefit plans and other corporate purposes. The reversion of the shares of Series A Preferred Stock to blank check Preferred Stock would be particularly useful, as it will provide the Board with the authority to determine the exact terms of the shares of Blank Check Preferred, or any portion thereof, at the time of issuance, in order to reflect the nature of the specific transaction.

         THE BOARD OF DIRECTORS BELIEVES THAT THIS AMENDMENT WOULD BE IN THE COMPANY'S BEST INTERESTS AND RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT. ADOPTION OF THE PROPOSED AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING STOCK OF THE COMPANY ENTITLED TO VOTE THEREON.

           PROPOSAL 3 - APPROVAL OF THE COMPANY'S 1996 STOCK OPTION
                PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN

         The Board has unanimously approved, subject to the approval of the Company's stockholders, the adoption of the Company's 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan, which provides for a grant of a limited number of non-qualified and incentive stock options in respect of up to 200,000 shares of Class A Common Stock to eligible employees and advisors, is designed to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers and advisors to the Company and its subsidiaries and to promote the success of the Company's business.

         As of March 31, 1996, there were 120,000 shares of Class A Common Stock issuable under stock option plans currently in effect. An additional reserve of 200,000 shares of Class A Common Stock will be established pursuant to the 1996 Plan.

         Each option granted pursuant to the 1996 Plan is designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." A copy of the 1996 Plan is attached hereto as Annex B. A summary of the 1996 Plan is set forth below.

ADMINISTRATION OF THE PLAN

         The 1996 Plan is administered by the Stock Option Committee (the "Committee"), which is appointed by the Board. Only the Independent Directors may serve on the Committee. The Committee is currently comprised of Messrs. Barnes and Leiderman. The Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to each option, the duration of options, any conditions to the exercise of options and the date or dates on, and the price at which, options may be exercised.

         The 1996 Plan may be amended by the Board without stockholder approval, except that stockholder approval is required to (i) extend the term of the 1996 Plan beyond ten years; (ii) extend the maximum term of the options granted under the 1996 Plan beyond ten years; (iii) withdraw the administration of the 1996

Plan from the Committee; (iv) expand the class of eligible participants; (v) increase the aggregate number of shares of Class A Common Stock which may be issued pursuant to the provisions of the 1996 Plan; or (vi) change the material terms of the performance goal within the meaning of Internal Revenue Code Section 162(m).

         Unless the 1996 Plan is terminated earlier by the Board, it will terminate when all shares of the Class A Common Stock reserved for issuance under the 1996 Plan have been acquired through the exercise of options granted thereunder, or upon the tenth anniversary of the earlier of the adoption of the 1996 Plan by the Company's Board or its approval by the stockholders.

SHARES SUBJECT TO THE PLAN

         The 1996 Plan provides that options may be granted with respect to a total of 200,000 shares of Class A Common Stock. Under certain circumstances involving a change in the number of shares of Class A Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares subject to options under the 1996 Plan will be adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1996 Plan will be adjusted. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1996 Plan.

         Participation. Options under the 1996 Plan may be granted to key employees of the Company and its subsidiaries and any other individual who, in the judgment of the Committee, provides substantial and important services to the Company. Non-employee directors are not eligible to participate in the 1996 Plan.

         Option Price. The exercise price of each option will be determined by the Committee. With respect to incentive stock options, the exercise price may not be less than 100% of the fair market value of the shares of Class A Common Stock covered by the option on the date the option is granted. If an incentive stock option is granted to a person who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Class A Common Stock underlying the option on the date the option is granted. The exercise price of non-qualified stock options may be any price set by the Committee.

         Term of Options. The Committee shall fix the term of each option, provided that the maximum term of each option shall be ten years. Incentive stock options granted to a person who owns over 10% of the total combined voting power of all classes of the Company's stock shall expire not more than five years after the date of grant. The 1996 Plan provides for the earlier expiration of options held by a participant under certain terminations of employment with the Company. Shares purchased pursuant to the exercise of options granted under the 1996 Plan must be paid for in United States currency, or, at the Committee's discretion, in shares of the Company's Class A Common Stock already owned by the participant exercising the options.

         Restrictions on Transfer, Grant and Exercise. An option may not be transferred other than to members of the holder's family, trusts and charities. Any other transfers are permissible only upon prior written approval of the Committee. Notwithstanding the above, the option agreement accompanying the issuance of any incentive stock options shall limit the transferability of such ISOs (as defined herein) to the extent required by the then-applicable tax provisions governing the qualification of ISOs. The aggregate fair market value (determined at the time the option is granted) of the shares as to which a Grantee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Committee may impose any other conditions on the exercise of options it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

         Incentive Stock Options. Incentive Stock Options ("ISOs"): Options granted under the 1996 Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) A participant's exercise of an ISO will result in no Federal income tax consequences to the Company.

         (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income.

         (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the participant will realize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price.

         (v) Short-term or long-term capital gain will be realized by the participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO.

         (vi) Short-term or long-term capital loss will be realized by the participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale.

         (vii) If a disposition is made as described in this section, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income realized by the participant.

         (viii) If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will realize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the participant's Federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any Federal income tax deduction with respect to the ISO.

         Non-Qualified Stock Options. Non-Qualified Stock Options ("NQSOs"):
Options granted under the 1996 Plan which constitute NQSOs will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of an NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) The exercise of an NQSO will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

         (iii) A deduction from Federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant.

         (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount received and the tax basis of the shares, usually fair market value at the time of exercise.

         THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO ADOPT THE 1996 PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 PLAN AND PERFORMANCE GOAL INCLUDED THEREIN.

               PROPOSAL 4 - APPOINTMENT OF INDEPENDENT AUDITORS

         Audited consolidated financial statements of the Company and its subsidiaries are included in the Company's annual report, a copy of which has been furnished to all stockholders of record. Upon recommendation of the Audit Committee, the Board has appointed Ernst & Young LLP to examine its consolidated financial statements for the fiscal year ending March 31, 1997, and has deemed it desirable to request that the stockholders approve such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are also expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below sets forth all reportable compensation awarded to, earned by or paid to the Chief Executive Officer (the "Named Executive Officer") for services rendered in all capacities to the Company and its subsidiaries. No individual officer received annual compensation in excess of $100,000 for the fiscal year ended March 31, 1996 ("Fiscal 1996").

                          SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                    ------------------------------------  ---------------------------------------------------------
                                                                                     AWARDS                       PAYOUTS
                                                                          -----------------------------  --------------------------
                                                                           RESTRICTED
                                                                             STOCK        SECURITIES                   ALL OTHER
 NAME AND PRINCIPAL                  SALARY     BONUS     OTHER ANNUAL      AWARD(S)      UNDERLYING        LTIP      COMPENSATION
      POSITION             YEAR       ($)        ($)     COMPENSATION($)      ($)       OPTIONS/SARS(#)   PAYOUTS ($)     ($)
         (A)                (B)       (C)        (D)         (E) (3)          (F)             (G)            (H)          (I)
-------------------       ------   ---------  ---------  ---------------   ----------   ---------------  ------------ ------------
Norman Feuer              Fiscal   81,250(1)  70,000(2)                    60,000(4)        15,000(5)         0            0
Chief Executive Officer    1996

(1) Mr. Feuer began receiving a salary when the Company completed its Initial Public Offering on September 13, 1995. Accordingly, the amount reflects only six and one half months of salary for Fiscal 1996. Mr. Feuer's salary includes compensation for consulting services rendered to Pourtales and the Company is reimbursed by Pourtales pursuant to the Shared Expense Agreement (as defined herein). See "Certain Relationships and Related Transactions."

(2) On April 30, 1996, the Board of Directors approved a bonus for Mr. Feuer in the amount of $70,000 in recognition of the Company's performance in Fiscal 1996 and pursuant to the bonus clauses in Mr. Feuer's employment agreement. See "--Employment Agreement."

(3) In Fiscal 1996 the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus for the Named Executive Officer.

(4) On February 8, 1996, Mr. Feuer received 60,000 shares of Series B Convertible Preferred Stock pursuant to a compensation plan. If the market price of Class A Common Stock is greater than or equal to $14.00 per share for 20 consecutive trading days, 30,000 shares of Mr. Feuer's Series B Convertible Preferred Stock will be convertible into an equal number of shares of Class A Common Stock. If the market price of Class A Common Stock is greater than or equal to $15.00 per share for 20 consecutive trading days, the remaining 30,000 shares of Mr. Feuer's Series B Convertible Preferred Stock will be convertible into an equal number of shares of Class A Common Stock. The Series B Convertible Preferred Stock is non-voting and vests in equal installments over five years beginning one year from date of issuance.

(5) The options were granted on October 30, 1995 and vest in two equal annual installments on October 30, 1996 and October 30, 1997. In addition to the options, on October 30, 1995 Mr. Feuer received the right to a cash bonus in the amount of $90,000, representing the difference between $5.50, the price of the Class A Common Stock at the Initial Public Offering, and $11.50, the closing price of the Class A Common Stock on October 30, 1995, multiplied by 15,000. The bonus vests in two equal installments on October 30, 1996 and October 30, 1997 and will be paid upon exercise of Mr. Feuer's options.

         The following table provides information with respect to stock options granted during Fiscal 1996 to the Named Executive Officer.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                 NUMBER OF    PERCENT OF TOTAL
                SECURITIES      OPTIONS/SARS
                UNDERLYING       GRANTED TO
               OPTIONS/SARS     EMPLOYEES IN  EXERCISE OR BASE
    NAME        GRANTED (#)      FISCAL YEAR    PRICE ($/SH)    EXPIRATION DATE
-------------  ------------   --------------- ----------------- ---------------
Norman Feuer     15,000(1)          42.3%         $11.50(2)        10/30/2005

(1) The options were granted pursuant to the 1995 Stock Option Plan on October 30, 1995 and vest in two equal annual installments on October 30, 1996 and October 30, 1997. In addition to the options, on October 30, 1995 Mr. Feuer received the right to a cash bonus in the amount of $90,000, representing the difference between $5.50, the price of the Class A Common Stock at the Initial Public Offering, and $11.50, the closing price of the Class A Common Stock on October 30, 1995, multiplied by 15,000. The bonus vests in two equal installments on October 30, 1996 and October 30, 1997 and will be paid upon exercise of Mr. Feuer's options.

(2) The exercise price of the options represents the fair market value of the underlying stock on the date of grant.

         The following table provides information with respect to the stock options exercised during Fiscal 1996 and the value as of March 31, 1996 of unexercised in-the-money options held by the Named Executive Officer. The value of unexercised in-the-money options at fiscal year end is the difference between the option exercise price and the fair market value of the Company's stock on March 31, 1996, multiplied by the number of options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF
                                                       SECURITIES            VALUE OF
                                                       UNDERLYING        UNEXERCISED IN-
                                                       UNEXERCISED          THE-MONEY
                                                     OPTIONS/SARS AT     OPTIONS/SARS AT
                                                       FY-END (#)         FY-END ($)(1)
                                                    -----------------   -----------------
              SHARES ACQUIRED ON                      EXERCISABLE/         EXERCISABLE/
    NAME           EXERCISE        VALUE REALIZED     UNEXERCISABLE       UNEXERCISABLE
------------  ------------------   --------------   -----------------   -----------------
Norman Feuer          --                 --             0/15,000               0/0

(1) The options were not in-the-money since the exercise price exceeded the closing market price of the underlying stock on March 31, 1996.

THE 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan (the "1995 Plan") was approved by the Board and the stockholders of the Company prior to the Initial Public Offering. The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and advisors of the Company and its subsidiaries and to promote the success of the Company's business. Each option granted pursuant to the 1995 Plan is designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." A copy of the 1995 Plan is attached hereto as Annex C. A summary of the 1995 Plan is set forth below.

         Administration of the Plan. The 1995 Plan is administered by the Stock Option Committee (the "Committee"), which is appointed by the Board. Only the Independent Directors may serve on the Committee. The Committee is currently comprised of Messrs. Barnes and Leiderman. The Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to each option, the duration of options, any conditions to the exercise of options and the date or dates on, and the price at which, options may be exercised.

         The 1995 Plan may be amended by the Board without stockholder approval, except that stockholder approval is required to (i) extend the term of the 1995 Plan beyond ten years; (ii) extend the maximum term of the options granted under the 1995 Plan beyond ten years; (iii) withdraw the administration of the 1995 Plan from the Committee; (iv) expand the class of eligible participants; (v) increase the aggregate number of shares of Class A Common Stock which may be issued pursuant to the provisions of the 1995 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1995 Plan.

         Unless the 1995 Plan is terminated earlier by the Board, it will terminate when all shares of the Class A Common Stock reserved for issuance under the 1995 Plan have been acquired through the exercise of options granted thereunder, or upon the tenth anniversary of the earlier of the adoption of the 1995 Plan by the Company's Board or its approval by the stockholders.

         Shares Subject to the Plan. The 1995 Plan provides that options may be granted with respect to a total of 400,000 shares of Class A Common Stock. Under certain circumstances involving a change in the number of shares of Class A Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares subject to options under the 1995 Plan will be adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1995 Plan will be adjusted. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1995 Plan.

         Participation. Options under the 1995 Plan may be granted to key employees of the Company and its subsidiaries and any other individual who, in the judgment of the Committee, provides substantial and important services to the Company. Non-employee directors are not eligible to participate in the 1995 Plan.

         Option Price. The exercise price of each option will be determined by the Committee. With respect to incentive stock options, the exercise price may not be less than 100% of the fair market value of the shares of Class A Common Stock covered by the option on the date the option is granted. If an incentive stock option is granted to a person who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Class A Common Stock underlying the option on the date the option is granted. The exercise price of non-qualified stock options may be any price set by the Committee.

         Term of Options. The Committee shall fix the term of each option, provided that the maximum term of each option shall be ten years. Incentive stock options granted to a person who owns over 10% of the total combined voting power of all classes of the Company's stock shall expire not more than five years after the date of grant. The 1995 Plan provides for the earlier expiration of options held by a participant under certain terminations of employment with the Company. Shares purchased pursuant to the exercise of options granted under the 1995 Plan must be paid for in United States currency, or, at the Committee's discretion, in shares of the Company's Class A Common Stock already owned by the participant exercising the options.

         Restrictions on Grant and Exercise. Options granted under the 1995 Plan may not be transferred other than by will or the laws of descent and distribution and, during the Grantee's lifetime, may be exercised solely by the Grantee. The aggregate fair market value (determined at the time the option is granted) of the shares as to which a Grantee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Committee may impose any other conditions on the exercise of options it deems appropriate.

         Federal Income Tax Consequences to the Company and the Participant.

Incentive Stock Options
-----------------------

         Incentive Stock Options ("ISOs): Options granted under the 1995 Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) A participant's exercise of an ISO will result in non Federal income tax consequences to the Company.

         (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income.

         (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the participant will realize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price.

         (v) Short-term or long-term capital gain will be realized by the participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO.

         (vi) Short-term or long-term capital loss will be realized by the participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale.

         (vii) If a disposition is made as described in this section, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income realized by the participant.

         (viii) If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will realize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the participant's Federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any Federal income tax deduction with respect to the ISO.

Non-Qualified Stock Options
---------------------------

         Non-Qualified Stock Options ("NQSOs"): Options granted under the 1995 Plan which constitute NQSOs will, in general, be subject to the following Federal income tax treatment:

         (i) The grant of an NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

         (ii) The exercise of an NQSO will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

         (iii) A deduction from Federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant, provided the Company deducts and withholds all appropriate Federal withholding tax.

         (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount received and the tax basis of the shares, usually fair market value at the time of exercise.

         Options granted under the 1995 Plan are set forth and described in the table entitled "Option/SAR Grants in the last fiscal year."

         As the 1995 Plan has already been approved by stockholders, this information is being provided for informational purposes only. No stockholder action is being taken at this time with respect to the 1995 Plan.

EMPLOYMENT AGREEMENT

         Mr. Feuer has entered into an employment agreement with the Company (the "Employment Agreement"), pursuant to which he has agreed to serve as the Company's President and Chief Executive Officer for an initial term of five years, which commenced on September 13, 1995. Mr. Feuer is required to devote at least two-thirds of his business time to matters related to the Company, provided, however, that in the Board of Director's discretion, he may devote up to one-third of his business time to serving as a radio programming consultant to Pourtales for the stations it owns in the Tri-Cities, Washington market as well as the stations subject to the Tri-Cities LMA, until the consummation of the acquisition of 11 radio stations and the assumption of LMA's on two radio stations (the "Pourtales Acquisition"). Mr. Feuer receives an annual base salary of $150,000, with annual increases based on increases in the consumer price index and pursuant to the Board of Director's recommendation. Mr. Feuer also receives an annual bonus of $25,000 if there are no defaults during the year under any of the Company's financing agreements with its lenders, and if there are any defaults thereunder which are waived or cured with no material cost to the Company, Mr. Feuer will receive one-half of such bonus and shall receive the remaining one-half at the sole discretion of the Company's Board. Mr. Feuer will also receive an annual bonus of $25,000 upon the Company's achievement of performance goals to be mutually agreed upon, and an additional bonus at the discretion of the Board (the "Discretionary Bonus"). If such Discretionary Bonus is less than $50,000 in any year, the Company will loan Mr. Feuer an amount equal to $50,000 less such Discretionary Bonus. If Mr. Feuer remains employed by the Company for the full term of his five year employment agreement, such loan amounts will be forgiven. The Company loaned Mr. Feuer $25,000 on October 12, 1995, and an additional $25,000 on January 10, 1996. These two loans were offset against the bonus in the amount of $70,000 which was approved by the Board on April 30, 1996 in recognition of the Company's performance in Fiscal 1996 and pursuant to the bonus clauses described above. In addition, the Company loaned Mr. Feuer $25,000 evidenced by a promissory note which bears interest at an annual rate of 8%.

         The Employment Agreement provides that if Mr. Feuer's employment is terminated without "Cause" or in the event of a "Constructive Termination Without Cause," Mr. Feuer will be entitled to a payment equal to 12 months of his base salary and bonuses (excluding the Discretionary Bonus) for the year, prorated through the date of termination. In the event that Mr. Feuer becomes disabled, the Company is obligated to pay his full base salary and bonuses (excluding the Discretionary Bonus) for the first six months of such disability and 75% of his base salary for the remainder of the term of the employment agreement. The Employment Agreement defines "Cause" as conviction of a felony involving moral turpitude which would render Mr. Feuer unable to perform his duties under the Employment Agreement or conduct that constitutes willful gross neglect or willful gross misconduct. "Constructive Termination Without Cause" is defined in the Employment Agreement as a reduction of Mr. Feuer's base salary or the failure of the Company to pay Mr. Feuer's bonuses, the failure to reelect Mr. Feuer to, or the removal of Mr. Feuer from, his position as an officer and director, a diminution of his duties and responsibilities, or the failure of the Company to obtain a written assumption of its obligations under the Employment Agreement by any successor to all or substantially all of the Company's assets within 15 days after a merger or similar transaction.

         In the event Mr. Feuer voluntarily terminates his employment for reasons other than death or disability or a "Constructive Termination Without Cause," Mr. Feuer will be required to surrender to the

Company certain of his shares of Class B Common Stock. If the voluntary termination occurs prior to two and one-half years from the date of employment, Mr. Feuer must surrender all of his shares of Class B Common Stock. If the termination occurs after two and one-half years but prior to three and one-half years, after three and one-half years but prior to four and one-half years, or after four and one-half years but prior to five years, he must surrender 50%, 25% and 20%, respectively, of his shares of Class B Common Stock.

BOARD MEETINGS AND COMMITTEES

         The Company commenced operations in September 1995 with the purchase of its first radio stations. The Board of Directors held four meetings during the fiscal year ended March 31, 1996. The Committees of the Board of Directors consist of an Audit Committee, a Stock Option Committee and a Compensation Committee. The Company does not have a Nominating Committee and nominations for directors are made by the Board of Directors. No director attended fewer than 75 percent of all meetings of the Board of Directors or 75 percent of the meetings of all committees on which he served.

         The Audit Committee currently consists of Messrs. Miller and Barnes. The Audit Committee met two times during the fiscal year ended March 31, 1996. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among such independent accountants, the Board of Directors and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters.

         The Stock Option Committee currently consists of Messrs. Barnes and Leiderman. The Stock Option Committee met two times during the fiscal year ended March 31, 1996. The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial services to the Company may be granted options and determine the rights and limitations attendant to options granted pursuant to the Company's 1995 Stock Option Plan.

         The Compensation Committee currently consists of Messrs. Miller and Leiderman. The Compensation Committee met two times during the fiscal year ended March 31, 1996. The principal functions of the Compensation Committee are to review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

DIRECTORS' COMPENSATION

         Each Independent Director receives $1,000 for each meeting of the Board of Directors he attends. In addition, each Independent Director receives $500 for any committee meeting he attends not held in conjunction with a meeting of the Board of Directors. In connection with their service on a board committee constituted solely for the purpose of evaluating the terms of a possible acquisition offer by a third party, Messrs. Miller, Leiderman and Barnes each received a one-time payment of $15,000. No other compensation is paid to Directors for attending Board of Directors' meetings or committee meetings.

STOCK BASED COMPENSATION OF DIRECTORS AND OTHERS

         On January 31, 1996, the Company granted cash-only stock appreciation rights with respect to 2,000 shares of Class A Common Stock to each of Messrs. Leiderman and Barnes. The value of these cash-only stock appreciation rights will be calculated by adding the sum of (i) one-half of the number of shares times the difference between $.01 and the price of the Class A Common Stock on January 31, 2001, if prior to such date the price of the Class A Common Stock was equal to or greater than $14.00 for 20 consecutive trading days and (ii) one-half of the number of shares times the difference between $.01 and the price of the Class A Common Stock on January 31, 2001 if prior to such date the price of the Class A Common Stock was equal to or greater than $15.00 for 20 consecutive trading days. The cash-only stock appreciation rights will be paid on January 31, 2001.

         On October 30, 1995, options with respect to 120,000 shares of Class A Common Stock were granted pursuant to the 1995 Plan. Options to purchase 15,000 and 5,000 shares of Class A Common Stock granted to Mr. Feuer and Mr. Ciapura, respectively, are exercisable at $11.50 per share, have a ten year term and vest in equal installments on October 30, 1996 and October 30, 1997. Options to purchase 20,000 shares of Class A Common Stock granted to each of Radio Investors, Radio Analysis, The Sillerman Companies and SCMC are exercisable at $5.50 per share, have a ten year term and vest in equal installments on October 30, 1996 and October 30, 1997. Options to purchase an aggregate of 20,000 shares of Class A Common Stock with varying terms have been issued to several station level employees as well as the Company's comptroller.

         On October 30, 1995 Mr. Feuer and Mr. Ciapura received the right to a cash bonus in the amount of $90,000 and $30,000, respectively, representing the difference between $5.50, the price of the Class A Common Stock at the initial public offering of the Company's Class A Common Stock (the "Initial Public Offering"), and $11.50, the closing price of the Class A Common Stock on October 30, 1995, multiplied by 15,000 and 5,000 respectively. The bonuses vest in two equal installments on October 30, 1996 and October 30, 1997, and will be paid upon Mr. Feuer's and Mr. Ciapura's exercise of their respective options. Grants to officers under the Company's 1995 Stock Option Plan are set forth in the table entitled "Options/SAR Grants in the Last Fiscal Year." In addition to the option grants under the 1995 Stock Option Plan, on October 30, 1995, the Company's Board of Directors granted "cash-only stock appreciation rights" with respect to 5,000, 1,000 and 1,000 shares of Class A Common Stock to Messrs. Miller, Leiderman and Barnes, respectively. The value of these cash-only stock appreciation rights will be calculated by multiplying the number of shares by the difference between $5.50 and the price of the Class A Common Stock on October 30, 2000, vesting in two equal installments on October 30, 1996 and October 30, 1997 and will be paid on October 30, 2000.

         The Company has approved a compensation plan which provides that the Company may issue up to 600,000 shares of Series B Convertible Preferred Stock to certain of its officers, directors and advisors. Subject to required FCC consents, if the market price of Class A Common Stock is greater than or equal to $14.00 for 20 consecutive trading days, 300,000 shares of the Series B Convertible Preferred Stock will be convertible into an equal number of shares of Class A Common Stock. If the market price of Class A Common Stock is greater than or equal to $15.00 per share for 20 consecutive trading days, the remaining shares of the Series B Convertible Preferred Stock will be convertible into an equal number of shares of Class A Common Stock. On February 8, 1996, the Company issued (i) 220,000, 30,000, 30,000, 1,500 and
1,000 shares of Series B Convertible Preferred Stock convertible into Class A Common Stock in the event the market price of the Class A Common Stock is greater than or equal to $14.00 per share for 20 consecutive days to Radio Investors, Radio Analysis and Messrs. Feuer, Miller and Ciapura, respectively, and (ii) 220,000, 30,000, 30,000, 1,500, and 1,000 shares of Series B
Convertible Preferred Stock convertible into Class A Common Stock in the event the market price of the Class A Common Stock is greater than or equal to $15.00 per share for 20 consecutive trading days to Radio Investors, Radio Analysis and Messrs. Feuer, Miller and Ciapura, respectively. The Series B Convertible Preferred Stock is non-voting and vests in equal installments over a five year period beginning one year from the date of issuance. Restricted Stock

Awards made to officers pursuant to a compensation plan are set forth above in the Summary Compensation Table.

         During the period in which the Series B Convertible Preferred Stock becomes convertible, the Company will incur a substantial non-cash charge to operations, which would equal the fair market value of such Class A Common Stock at such time allocated over the five year vesting period. Such charge could substantially reduce the Company's net income, if any, or increase the Company's net loss for financial reporting purposes during that period. The conversion of the Series B Convertible Preferred Stock will also result in dilution to holders of the Company's Class A Common Stock.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table gives information concerning the beneficial ownership of the Company's capital stock as of September 9, 1996 by (i) each person known to the Company to own beneficially more than 5% of any class of Common Stock or Depositary Shares of the Company, (ii) each named executive officer and director and (iii) all directors and executive officers of the Company as a group.

                                      Class A                 Class B                  Class C
                                   Common Stock (2)        Common Stock (2)        Common Stock (2)
                                ----------------------  ----------------------  ----------------------
    Name and Address of          Number of    Percent    Number of    Percent    Number of    Percent
    Beneficial Owner (1)          Shares     of Class     Shares     of Class     Shares     of Class
-----------------------------   ----------- ----------  ----------- ----------  ----------- ----------
John D. Miller                    25,000         *            --        --            --          --
Norman Feuer                      7,500(4)       *       244,890(6)   100%            --          --
Frank E. Barnes III                  --         --            --        --            --          --
Dennis R. Ciapura                 2,500(5)       *            --        --            --          --
Jeffrey W. Leiderman              1,000          *            --        --            --          --
Radio Investors                      --         --            --(6)     --            --          --
Radio Analysis Associates            --         --            --        --            --          --
Robert F.X. Sillerman                --         --            --        --            --          --
C. Terry Robinson                    --         --            --        --            --          --
Henilia Financial Limited(13)   267,344       8.6%            --        --            --          --
Ellis French(14)                     --         --            --        --        18,750       37.5%
Jeffrey Zimmerman(15)                --         --            --        --        18,750       37.5%
Henry A. Leonard & Co.               --
  Employees Pension Trust(16)        --         --            --        --         6,250       12.5%
Richard Tauber(17)                   --         --            --        --         6,250       12.5%
Wellington Management                --         --            --        --            --          --
  Company(18)
All Directors and Executive      36,000(20)      *       244,890      100%            --          --
  Officers as a Group
  (6 persons)

                            (Restubbed from above)

                                           Class D                   Depositary
                                       Common Stock (2)              Shares (3)
                                ----------------------------   -----------------------
                                                                                        Percentage
                                                                                         of Total
    Name and Address of                              Percent      Number      Percent     Voting
    Beneficial Owner (1)         Number of Shares   of Class    of Shares    of Class     Power
-----------------------------   ------------------ ----------  -----------  ---------- ------------
John D. Miller                            --            --          --           --           *
Norman Feuer                              --            --          --           --       24.0%
Frank E. Barnes III                       --            --          --           --          --
Dennis R. Ciapura                         --            --          --           --           *
Jeffrey W. Leiderman                      --            --          --           --           *
Radio Investors                    1,321,921(7)      91.5%          --           --          --(8)
Radio Analysis Associates            244,890         17.0%          --           --          --(8)
Robert F.X. Sillerman              1,321,921(9)      91.5%          --           --          --(10)
C. Terry Robinson                    122,445(11)      8.5%          --           --          --(12)
Henilia Financial Limited(13)             --            --          --           --          --
Ellis French(14)                          --            --          --           --          --
Jeffrey Zimmerman(15)                     --            --          --           --          --
Henry A. Leonard & Co.
  Employees Pension Trust(16)             --            --          --           --          --
Richard Tauber(17)                        --            --          --           --          --
Wellington Management                     --            --     764,000        13.1%        6.0%(19)
  Company(18)
All Directors and Executive               --            --          --           --       24.3%(21)
  Officers as a Group
  (6 persons)

--------------

    *    Less than 1%

   (1) Except as otherwise noted, the address of each of the persons named is c/o the Company, Symphony Towers, 750 B Street, Suite 1920, San Diego, California 92101. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security. For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days. Unless noted otherwise, stockholders possess sole voting and dispositive power with respect to shares listed on this table.

   (2) Each share of Class B Common Stock, Class C Common Stock (non-voting) and Class D Common Stock (non-voting) automatically converts into one share of Class A Common Stock upon the sale of such stock to a non-affiliate of the Company. In addition, each share of Class D Common Stock is convertible into one share of Class B Common Stock or Class A Common Stock at the option of the holder and subject to certain conditions, including FCC approval. An aggregate of 565,000 shares of Series B Convertible Preferred Stock was issued on February 8, 1996 and will vest over a five year period beginning one year from the date of issuance. The

         Series B Convertible Preferred Stock is non-voting and convertible into an equal number of shares of Class A Common Stock in the event the market price of the Class A Common Stock exceeds certain levels.

   (3) Each Depositary Share has 4/5 of a vote. Assuming the conversion or redemption of all Depositary Shares into shares of Class A Common Stock (at the rate of .833 shares of Class A Common Stock per Depositary Share) and the conversion of the shares of Class D Common Stock into Class B Common Stock, Messrs. Feuer and Sillerman would beneficially own 68% of the voting power of the Company.

   (4) Consists of options to purchase 7,500 shares of Class A Common Stock granted pursuant to the Company's 1995 Stock Option Plan which are exercisable within 60 days.

   (5) Consists of options to purchase 2,500 shares of Class A Common Stock granted pursuant to the Company's 1995 Stock Option Plan which are exercisable within 60 days.

   (6) Mr. Feuer and Radio Investors, Inc. ("Radio Investors"), which is substantially owned and controlled by Mr. Sillerman and his affiliates, have entered into an agreement pursuant to which Mr. Feuer has assigned his economic interest in 100,000 shares and has pledged such shares to Radio Investors to secure certain payment obligations. In the event Radio Investors exercises its right of first refusal to purchase all 244,890 shares (which may require prior FCC approval), it will hold approximately 24% of the voting power without giving effect to the conversion of the Class D Common Stock. In addition, varying percentages of Mr. Feuer's shares are subject to surrender to the Company in the event he voluntarily terminates his employment prior to the expiration of the term of his employment agreement. See "Remuneration of Management" and "Certain Relationships and Related Transactions--Agreement between Mr. Feuer and Radio Investors."

   (7) Includes 122,445 shares beneficially owned by Radio Investors by virtue of its 50% ownership of Radio Analysis Associates ("Radio Analysis"). See "Certain Relationships and Related
         Transactions--Issuances of Securities."

   (8) In the event that all of the shares of Class D Common Stock are converted into Class B Common Stock, Radio Investors would hold of record approximately 48.6% and Radio Analysis would hold of record approximately 9.9% of the total voting power of the Company. In the event that all of the shares of Class D Common Stock are converted into Class A Common Stock, the shares of Class D Common Stock held of record by Radio Investors and Radio Analysis would represent approximately 10.3% and 2.1%, respectively, of the total voting power of the Company.

   (9) Consists of 1,199,476 shares owned by Radio Investors, which is controlled by Mr. Sillerman, and 50% of the 244,890 shares owned by Radio Analysis, of which 50% is owned by Radio Investors.

  (10) If the shares of Class D Common Stock are converted into shares of Class B Common Stock, Mr. Sillerman would beneficially hold 53.6% of the total voting power of the Company.

  (11) Represents shares owned by Mr. Robinson by virtue of his 50% ownership of Radio Analysis.

  (12) If the shares of Class D Common Stock are converted into shares of Class B Common Stock, Mr. Robinson would beneficially hold 5% of the total voting power of the Company.

  (13) The address of Henilia Financial Limited is P.O. Box 129 FL-9490, Bavaduz, Furstentum, Liechtenstein. The Class A Common Stock held by Henilia Financial Limited was issued upon conversion pursuant to its terms of 267,344 shares of Class C Common Stock from Macrocom Investors LLC, the sole shareholder of which is Michael Millon. See "Certain Relationships and Related Transactions--Issuances of Securities" for a description of the issuance of Class C Common Stock.

  (14)   Mr. French's address is 24 Egypt Close, East Hampton, New York 11937.

  (15)   Mr. Zimmerman's address is 86 Susan Drive, New City, New York 10956.

  (16) The address of Henry A. Leonard & Co. Employees Pension Trust is c/o Henry Leonard, 140 Grant Street, White Plains, New York 10601.

  (17) Mr. Tauber's address is 250 West 90th Street, PH A, New York, New York 10024.

  (18) The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company has shared voting power with respect to 339,000 Depositary Shares and shared dispositive power with respect to 764,000 Depositary Shares.

  (19) If the Depositary Shares are converted into Class A Common Stock, Wellington Management Company would beneficially hold 6.2% of the total voting power of the Company.

  (20) Includes options to purchase 10,000 shares of Class A Common Stock granted pursuant to the Company's 1995 Stock Option Plan which are exercisable within 60 days.

  (21) In the event that all of the shares of Class D Common Stock are converted into Class B Common Stock, all Directors and Executive Officers as a group would hold of record approximately 10% of the total voting power of the Company.


                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officer, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Directors and the executive officer and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of such forms and written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its directors, executive officer and persons who own more than ten percent of the Company's equity securities have been complied with during fiscal year 1995.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH POURTALES

         Simultaneously with the Initial Public Offering, the Company acquired from Pourtales, radio stations KXLK-FM, KLFH-AM and KQAM-AM, each operating in the Wichita, Kansas Market. The purchase price for these three stations was approximately $2.5 million. On January 24, 1996 the Company also acquired from Pourtales, radio stations KZKX-FM and KTGL-FM, each operating in the Lincoln, Nebraska market, for an aggregate purchase price of $9.7 million. C. Terry Robinson, the beneficial owner of 122, 445 shares of Class D Common Stock by virtue of his 50% interest in Radio Analysis, is the principal owner of Pourtales. Mr. Robinson also expected to provide marketing and consulting services to the Company through Radio Analysis. See "--Relationship With Radio Analysis." In addition, prior to the Initial Public Offering, Mr. Feuer, the owner of 100% of the shares of Class B Common Stock and, as a result thereof, the holder of 26% of the combined voting power of the Company upon completion of the

Preferred Stock Offering, acted as the Chief Operating Officer of Pourtales and was responsible for the day-to-day operations of all the radio stations currently owned by Pourtales. Currently, Mr. Feuer, in addition to serving as President, Chief Executive Officer and a director of the Company, provides radio programming consulting services to Pourtales for its stations in the Tri-Cities, Washington market, including the two stations subject to the Tri-Cities LMA, until the sale of such stations or the consummation of the Pourtales Acquisition. From September 13, 1995 until Pourtales sold certain stations in the Mobile, Alabama market to a third party and until the Company entered into the Pourtales LMA (as defined herein), Mr. Feuer also provided radio programming consulting services to Pourtales and the radio stations it owned in the Mobile, Alabama market and the four FM and four AM radio stations in the Colorado Springs and Spokane markets on which the Company provides programming and has a right to sell advertising pursuant to an LMA with Pourtales (the "Pourtales LMA").

         The Company has entered into an agreement to acquire from Pourtales the eight radio stations subject to the Pourtales LMA, the radio stations on which it currently sells advertising pursuant to a JSA and two additional radio stations, and to assume the Tri-Cities LMA for an aggregate purchase price of $22.5 million.

         On September 13, 1995, the Company entered into an agreement with Pourtales (the "Shared Expense Agreement") to share certain expenses with Pourtales until the consummation of the Pourtales Acquisition (the "Shared Expense Period"). Pursuant to the Shared Expense Agreement, during the Shared Expense Period, Pourtales pays the Company $11,000 per month as consideration for Pourtales' use of the Company's corporate headquarters and the services and facilities related thereto, and for Mr. Feuer's radio programming consulting services provided to Pourtales. The Company pays Pourtales $3,000 per month, during the Shared Expense Period, as consideration for the use of certain services of Pourtales' chief financial officer. The Company obtained the lease to its corporate headquarters on September 13, 1995 by assignment from Force II Communications, a corporation wholly-owned by Mr. Feuer.

THE MMR ACQUISITION

         Subject to adjustment, the Company has agreed to acquire radio station KOLL-FM from MMR for an aggregate purchase price of $4.1 million (the "MMR Acquisition") and has obtained an independent valuation regarding the acquisition. SCMC provides advisory services to both MMR and the Company with respect to the MMR Acquisition.

RELATIONSHIP WITH RADIO ANALYSIS

         Radio Analysis, a company owned 50% by Mr. Robinson and 50% by Radio Investors, was formed to provide marketing and consulting services to radio broadcasting companies and to the Company. The Company has been advised by Radio Analysis that any services provided to the Company will be provided at its actual cost. In connection with the formation of Radio Analysis, Radio Investors contributed 244,890 shares of Class D Common Stock to Radio Analysis as a capital contribution. Upon the fulfillment of certain conditions, including FCC approval, if necessary, the Class D Common Stock is convertible into shares of Class B Common Stock. If the shares of Class D Common Stock are converted into shares of Class B Common Stock, Radio Analysis will hold approximately 9.9% of the combined voting power of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

AMENDED AND RESTATED FINANCIAL CONSULTING AGREEMENT WITH SCMC

         The Company has entered into the Amended and Restated Financial Consulting Agreement (the "Amended and Restated SCMC Agreement") with SCMC dated February 1, 1996, pursuant to which SCMC has agreed to serve until June 1, 2005 as the Company's financial consultant and to provide customary financial and advisory services. SCMC also acts as financial adviser to a number of broadcast entities other than the Company, including SFX and MMR, some of which participate in business opportunities that might be suitable for the Company. Mr. Sillerman is principal stockholder, Executive Chairman of the Board and chief executive officer of SFX, and is required to devote substantially all of his business time to matters relating to SFX. Mr. Tytel is a Director and Executive Officer of SFX. Each of SCMC and Messrs. Sillerman and Tytel are required to offer SFX opportunities involving radio stations located in the top 70 markets and are required to offer MMR opportunities involving stations located outside the top 70 markets and which are located in certain states in the Eastern United States.

         In consideration for securities of SFX and the forgiveness of an outstanding loan, on April 15, 1996, SCMC entered into an agreement with SFX (the "SCMC Termination Agreement") pursuant to which SCMC assigned its right to receive fees payable pursuant to the Amended and Restated SCMC Agreement (and a similar agreement with MMR) to SFX, except for fees related to certain transactions pending on April 15, 1996. In addition, the Company has agreed to advance $500,000 to SCMC per year in connection with services to be provided by SCMC, provided, however, that if the agreement between SCMC and Triathlon is terminated or an unaffiliated person acquires a majority of the capital stock of the Company, the advanced fees must be repaid at such time. Pursuant to the SCMC Termination Agreement, SCMC has agreed to continue to provide the services described herein until the expiration of the Amended and Restated SCMC Agreement and not to perform any consulting or investment banking services for any person or entity, other than the Company and MMR, in the radio broadcasting industry or in any business which uses technology for the audio transmission of information or entertainment.

         SCMC is controlled by Mr. Sillerman, and Messrs. Sillerman and Tytel are officers and directors of SCMC. Under the Amended and Restated SCMC Agreement, SCMC has agreed to perform, or assist the Company in performing, among other things: (i) the placement of financing; (ii) the generation of financial reports and other data for the Company that are required for presentation to the lenders of the Company under the Company's senior credit agreements and the Company's investors as required under the securities laws;
(iii) assistance with the preparation of the Company's regular books and records for audit by the Company's independent public accountants; (iv) the maintenance of relationships and connections with financial institutions participating in the financing of the Company; (v) preparation and delivery to the Company of quarterly reports and analyses of regional and national advertising activity in small and medium-sized radio markets; (vi) the design and implementation of accounting systems appropriate and necessary for the operation of the Company; (vii) the purchase, installation, and implementation of hardware and software appropriate to the accounting system to be utilized by the Company; (viii) the implementation of cash management systems to facilitate the collection of revenues for the Company and to maximize the investment income available from cash balances; (ix) the establishment of regularized procedures for the payment of trade payables and the accumulation of cash balances available for interest and other debt service payments as they come due; and (x) the engagement of bookkeeping, accounting and other personnel necessary for the implementation of the Company's accounting systems.

         Pursuant to the terms of the Amended and Restated SCMC Agreement: (i) any radio broadcast opportunities outside of the top 70 markets in the United States and located west of the Mississippi River, other than Arkansas (the "Applicable Markets"), that come to the attention of SCMC, Mr. Sillerman or Mr. Tytel, will be brought first to the Company for its consideration prior to being presented to any other clients of SCMC and (ii) in cases in which SCMC, Mr. Sillerman or Mr. Tytel is rendering advice in a restructuring or similar circumstance to a radio company owning and operating stations outside of the top 70 markets and within the Applicable Markets, SCMC will present to the Company, subject to any fiduciary or confidentiality obligations to any of their clients, any opportunity for such a radio station acquisition by the Company, on terms at least as favorable to the Company as to any other potential buyer. To the extent Mr. Sillerman determines in good faith, with the concurrence of the Class A Directors, that the Company does not have the capacity to acquire a specific station outside the top 70 markets and within the Applicable Markets, then SCMC or any affiliate may acquire or invest in such station.

         During the term of the Amended and Restated SCMC Agreement, the Company will be required to pay to SFX, pursuant to the SCMC Termination Agreement as compensation for its services under the Amended and Restated SCMC Agreement, the following annual advisory fees: (i) from February 1, 1996 until March 10, 1996, $240,000 per year; (ii) from March 10, 1996 until the date the Company has used the net proceeds of the offering of depositary shares representing a one-tenth interest in its 9% Mandatory Convertible Preferred Stock (the "Preferred Stock Offering") as contemplated in the prospectus relating thereto as well as paid the expenses in connection with the acquisitions, $300,000 per year; and (iii) from the date the Company has used the net proceeds of the Preferred Stock Offering until June 1, 2005, $400,000 per year. SCMC and the Company have agreed in the Amended and Restated SCMC Agreement that the compensation for SCMC shall be increased by an amount to be mutually agreed upon by SCMC and the Company if (i) the time and effort spent by SCMC exceeds the level that was originally contemplated by the parties when they entered into the Amended and Restated SCMC Agreement or (ii) the Company acquires additional broadcast properties.

         The Company is also required under the Amended and Restated SCMC Agreement to reimburse SCMC for all reasonable out-of-pocket disbursements incurred by SCMC in connection with the performance of services under the agreement. The Company has agreed to indemnify SCMC and its directors, officers, employees, affiliates and agents, and any person controlling such persons, with respect to any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified party may be subject, and any and all expenses incurred in connection with any such claim, action or proceedings, insofar as such losses, claims, damages, liabilities, actions, proceedings or expenses arise out of or are based upon any matters that are the subject of the Amended and Restated SCMC Agreement, except with respect to such indemnified amounts that arise out of reckless or willful misconduct of such indemnified person.

         Under the Amended and Restated SCMC Agreement, SCMC will defer two-thirds of its advisory fees during any period for which the Company is in arrears with respect to payment of dividends on the Preferred Stock.

         Pursuant to the SCMC Agreement, which governed the Company's relationship with SCMC prior to entering into the Amended and Restated SCMC Agreement, the Company paid to SCMC an aggregate of $70,000 in advisory fees, $163,034 in connection with the acquisition of the radio stations KRBB-FM, KXLK-FM, KFH-AM, and KQAM-AM, each operating in the Wichita, Kansas market (the "Initial Wichita Stations"), $265,375 in connection with the acquisition of radio stations KTGL-FM and KZKX-FM, each operating in the Lincoln, Nebraska market (the "Initial Lincoln Stations"), $135,000 in connection with entering into a $9.0 million credit agreement (the "Credit Agreement") and $918,855 in connection with the Preferred Stock Offering.

ADDITIONAL ARRANGEMENTS WITH SCMC AND MR. SILLERMAN

         SCMC provides investor relation services to the Company and is paid $2,500 per month as compensation for these services. SCMC also provides accounting related services and is paid $3,000 per month as compensation for these services. In addition, Kraig G. Fox, the Company's Secretary, is an employee of SCMC and does not receive any compensation directly from the Company. SCMC compensates Mr. Fox for services rendered by him on behalf of the Company.

         SCMC, on behalf of the Company, funded a letter of credit in the amount of $200,000 in connection with the deposit required for the acquisition of radio stations KIBZ-FM and KKNB-FM, both operating in the Lincoln, Nebraska market from Rock Steady, Inc. The Company subsequently repaid SCMC $200,000 and SCMC assigned its right under the letter of credit to the Company.

         SCMC, on behalf of Radio Investors, funded on behalf of the Company, the letters of credit in connection with the deposits required for the Initial Wichita Stations and Initial Lincoln Stations in an aggregate amount of $765,000. Of this amount, $2,449 was contributed to the capital of the Company in payment of Mr. Feuer's subscription of 244,890 shares of Class B Common Stock. The balance was treated as an advance to the Company. In June 1995, Radio Investors received a promissory note in the principal amount of $515,000 from the Company, which accrued interest at the rate of 6% per annum from March 31, 1996, and $247,551 was contributed to the capital of the Company in payment of 1,444,366 shares of Class D Common Stock issued to Radio Investors and 25,000 shares of Class A Common Stock issued to Mr. Miller. In addition, SCMC advanced to, or paid on behalf of, the Company certain expenses in an aggregate amount of approximately $200,000, including $50,000 to fund initial payments in respect of the non-accountable expense allowance of the underwriters of the Initial Public Offering, and $55,000 to AT&T Commercial Finance Corporation as commitment fees for the Credit Agreement, and other expenses related to the Initial Public Offering. The promissory note with accrued interest and the $200,000 advanced on behalf of the Company were repaid out of the proceeds of the Company's Initial Public Offering. During May 1995, SCMC funded on behalf of the Company a promotional campaign conducted by KRBB-FM in the aggregate amount of $30,000, which was repaid out of the proceeds of the Company's Initial Public Offering. Furthermore, in August 1995, SCMC funded on behalf of the Company $98,500 in additional purchase price and an additional deposit of $55,500 in connection with extensions of the closing date of the acquisition of KRBB-FM, which was repaid to SCMC out of the proceeds of the Company's Initial Public Offering.

ISSUANCES OF SECURITIES

         In February 1995 Mr. Feuer acquired 400 shares of common stock of Triathlon New York for a cash purchase price of $2,449 in connection with the formation of Triathlon New York, and Radio Investors and Mr. Miller subscribed for, and in June 1995 received, 500 and 10 shares of common stock, respectively, of Triathlon New York for a purchase price of $247,301 and $250, respectively.

         In June 1995, Mr. Feuer, Radio Investors and Mr. Miller, the stockholders of Triathlon New York, contributed their shares of Triathlon New York to the Company and, following a recapitalization of the Company's Common Stock, in return, Mr. Feuer received 244,890 shares of Class B Common Stock, Radio Investors received 1,444,366 shares of Class D Common Stock and Mr. Miller received 25,000 shares of Class A Common Stock. In connection with the formation of Radio Analysis, Radio Investors contributed 244,890 of its shares of Class D Common Stock to Radio Analysis as its capital contribution. Mr. Feuer is required to surrender varying percentages of his shares of Class B Common Stock to the Company in the event he voluntarily terminates his employment with the Company during the term of his employment agreement. See "--Executive Compensation--Employment Agreement."

         In connection with the Company's discussions relating to obtaining a bridge loan of up to $2.0 million (the "Proposed Bridge Loan") in July 1995, pursuant to subscription agreements effective as of May 1, 1995, the Company sold an aggregate of 367,344 shares of Class C Common Stock to six accredited investors (the "Class C Stockholders") for an aggregate purchase price of $3,673 (or $.01 per share). The Class C Stockholders were introduced to the Company by Americorp Securities, Inc., one of the underwriters of the Company's Initial Public Offering. The Company sold the Class C Common Stock, for no additional consideration, in lieu of paying a commitment fee for the Proposed Bridge Loan, which the Company later determined not to utilize.

         On October 30, 1995 the Company granted to Mr. Feuer, options to purchase 15,000 shares of Class A Common Stock which are exercisable at $11.50 per share. In addition, the Company granted to each of Radio Investors, Radio Analysis, The Sillerman Companies and SCMC, options to purchase 20,000 shares of Class A Common Stock which are exercisable at $5.50 per share.

         On October 30, 1995, the Company granted cash-only stock appreciation rights with respect to 1,000 shares of Class A Common Stock to each of Messrs. Leiderman and Barnes and 5,000 shares of Class A Common Stock to Mr. Miller. The cash-only stock appreciation rights with respect to each share of Class A Common Stock entitle the holder thereof to receive the difference between $5.50 and the closing price of the Class A Common Stock on October 30, 2000, and will be paid on October 30, 2000.

         On January 31, 1996, the Company granted cash-only stock appreciation rights with respect to 2,000 shares of Class A Common Stock to each of Messrs. Leiderman and Barnes. The cash-only stock appreciation rights with respect to each share of Class A Common Stock entitle the holder thereof to receive an amount equal to the sum of (i) one-half of the difference between $.01 and the price of the Class A Common Stock on January 31, 2001 if prior to such date the price of the Class A Common Stock was equal to or greater than $14.00 for 20 consecutive trading days and (ii) one-half of the difference between $.01 and the price of the Class A Common Stock on January 31, 2001 if prior to such date the price of the Class A Common Stock was equal to or greater than $15.00 for 20 consecutive trading days. These cash-only stock appreciation rights will be paid on January 31, 2001.

         On February 8, 1996, the Company issued an aggregate of 565,000 shares of Series B Convertible Preferred Stock to Radio Investors, Radio Analysis and Messrs. Feuer, Miller and Ciapura in the amount of 440,000, 60,000, 60,000, 3,000 and 2,000 shares, respectively. The Series B Convertible Preferred Stock is non-voting and vests over a five year period beginning one year from the date of issuance. See "--Executive Compensation--Stock Based Compensation of Directors and Others."

AGREEMENT BETWEEN MR. FEUER AND RADIO INVESTORS

         Mr. Feuer and Radio Investors, which is controlled by Mr. Sillerman, have entered into an agreement pursuant to which Mr. Feuer has assigned to Radio Investors, 40.835% (the "Agreed Percentage") of all proceeds paid or payable to Mr. Feuer in connection with any sale or other disposition of, or dividend or other distribution payable on or with respect to, such shares of Class B Common Stock. In addition, Mr. Feuer has also granted to Radio Investors, a right of first refusal with respect to any sale or other disposition to a third party of all 244,890 shares of Class B Common Stock held by Mr. Feuer. This right enables Radio Investors to acquire shares of Class B Common Stock at the proposed sale price. In the event that Radio Investors does not exercise the right of first refusal and Mr. Feuer consummates the sale to a third party (in which case such third party will receive shares of Class A Common Stock), Mr. Feuer is required to pay to Radio Investors an amount equal to the greater of the sales price and the fair market value multiplied by the Agreed Percentage. To secure his payment obligations, Mr. Feuer has also entered into a pledge agreement with Radio Investors pursuant to which he has pledged 100,000 shares of his 244,890 shares of Class B Common Stock to Radio Investors. The conveyance of shares of Class B Common Stock to Radio Investors may require the prior approval of the FCC. See "Security Ownership of Certain Beneficial Owners and Management."

GENERAL

         The Company believes that transactions between the Company and its officers, directors and principal stockholders or affiliates thereof have been on terms no less favorable to the Company than could be obtained from independent third parties. However, except for the Company's intention to obtain a fairness opinion with respect to the MMR Acquisition, the Company has not sought outside advice with respect to such transactions and, in certain instances, has not considered retaining any other provider of similar services. Since the Initial Public Offering, all transactions between the Company and its officers, directors and principal stockholders or affiliates thereof have been approved by the Company's Independent Directors.


                          INCORPORATION BY REFERENCE

         The audited financial statements for the fiscal year ending March 31, 1996 are included in the Annual Report on Form 10-KSB, a copy of which is enclosed herewith, and are incorporated by reference herein.

                                                                       ANNEX A

         4.5  Series A Convertible Preferred Stock.

              (a) Designation and Amount. An aggregate of 600,000 shares of Preferred Stock shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") with a par value of $.01 per share.

              (b) Dividends. The holders of Series A Convertible Preferred Stock shall not be entitled to receive any dividends.

              (c) Voting Rights. The holders of Series A Convertible Preferred Stock shall have no voting rights, except as otherwise provided by law.

              (d) No Sinking Fund. No sinking fund shall be created for the benefit of holders of Series A Preferred Stock.

              (e) Liquidation. (i) In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and after satisfaction of all rights and preferences of the holders of any class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation, the amount of $.01 in cash for each share of Series A Preferred Stock, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation expressly made junior in liquidation to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation such remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution. In the event of any liquidation, dissolution or winding up of the Corporation after payment shall have been made to the holders of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes of stock ranking in liquidation junior to the Series A Preferred Stock shall be entitled, to the exclusion of the holders of Series A Preferred Stock, to share according to their respective rights and preferences in all remaining assets of the Corporation available for distribution to its stockholders.

                   (ii) For purposes hereof, a distribution of assets in any dissolution winding up or liquidation shall not include (A) any consolidation or merger of the Corporation with or into any other corporation, (B) any dissolution, liquidation, winding up, or reorganization of the Corporation immediately followed by reincorporation of another corporation, or (C) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights and priority of the holders of Series A Preferred Stock such that their rights and priority are not adversely affected thereby.

              (f) Ranking of Series A Preferred Stock. Series A Preferred Stock shall rank senior to all shares of Common Stock and either senior to or on parity with all other Preferred Stock of the Corporation authorized and issued hereafter; provided, that the Series A Preferred Stock shall rank junior to any class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock.

              (g) Convertibility. (i) Each share of Series A Preferred Stock may, for no additional consideration and subject to FCC Approval, if required, be converted into one fully paid and non-assessable share of Class A Common stock as follows (A) if the Broadcast Cash Flow of the Corporation is at least $3,000,000 for the twelve month period ending December 31, 1997, up to 300,000 shares of the Series A Preferred Stock may be converted into shares of Class A Common Stock, provided that if such condition is satisfied and more than 300,000 shares of Series A Preferred Stock are outstanding on December 31, 1997, each holder of Series A Preferred Stock may elect to convert such number of shares of Series A Preferred as are equal to the number of shares of Shares A Preferred Stock held by such holder multiplied by a fraction, the numerator of which is equal to 300,000 and the denominator of which is equal to the total number of shares of Series A Preferred Stock outstanding on December 31, 1997, and (B) if the Broadcast Cash Flow of the Corporation is at least $5,000,000 for the twelve month period ending December 31, 1999, and regardless of whether the Broadcast Cash Flow of the Corporation was at least $3,000,000 for the twelve month period ending December 31, 1997, all shares of Series A Preferred Stock outstanding on December 31, 1999, may be converted into shares of Class A Common Stock.

                   (ii) A holder of Series A Preferred Stock may elect to convert his shares by delivering to the office of the Corporation (A) the certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments or transfer and (B) written notice to the Corporation (1) stating that such holder elects to convert such share of shares and FCC Approval has been obtained, if required, (2) setting forth the name and address in which each certificate for the shares of Class A Common Stock issuable upon such conversion is to be issued, and (3) that the conditions set forth in subparagraph (i) above have been satisfied. Conversion of the shares to be converted shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. The Corporation or its transfer agent shall thereupon promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

                   (iii) Series A Preferred Stock that are converted into Class A Common Stock as provided herein shall be retired and canceled and shall not be reissued.

              (h) Mandatory Redemption. (i) In the event that the Corporation does not achieve Broadcast Cash Flow of at least $3,000,000 for the twelve month period ending December 31, 1997, the lesser of (A) 300,000 or (B) all of the outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation on April 30, 1998, at the redemption price of $.01 per share. In the event that more than 300,000 shares of Series A Preferred Stock are outstanding on December 31, 1997, the Corporation shall redeem from each holder of Series A Preferred Stock such number of shares of Series A Preferred as are equal to the number of shares of Series A Preferred Stock held by such holder multiplied by a fraction, the numerator of which is equal to 300,000 and the denominator of which is equal to the total number of shares of Series A Preferred Stock outstanding on December 31, 1997.

                   (ii) In the event that the Corporation does not achieve Broadcast Cash Flow of at least $5,000,000 for the twelve month period ending December 31, 1999, the greater of (A) 300,000 or (B) all of the then outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation on April 30, 2000, at the redemption price of $.01 per share.

              (i) Redemption Procedures. (i) At least 10 days but not more than 20 days prior to the date fixed for redemption of the Series A Preferred Stock (the "Redemption Date"), the Corporation shall mail to each holder of Series A Preferred Stock, in a postage prepaid envelope bearing the name and post office address of such holder as shown on the records of the Corporation, a written notice of redemption of the Series A Preferred Stock stating the Redemption Date and the redemption price to be paid for such shares and calling upon such holder to surrender its certificate or certificates for such shares to the Corporation on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date, each holder of Series A Preferred Stock shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all rights of the holders of Series A Preferred Stock as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate, and thereafter shares of Series A Preferred Stock shall not be transferred on the books of the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

                   (ii) Shares of Series A Preferred Stock redeemed pursuant hereto shall not be reissued.

              (j) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purposes of effecting conversions, such number of shares of duly authorized Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares Class A Common Stock may be so issued without violation of any applicable law or regulation.

                                                                       ANNEX B

                        TRIATHLON BROADCASTING COMPANY
                            1996 STOCK OPTION PLAN

    1. Purpose. The purposes of the Triathlon Broadcasting Company (the "Company") 1996 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and advisors of the Company and its subsidiaries and to promote the success of the Company's business.

    2. The Plan. Two types of stock options may be granted under the Plan: incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder ("ISOs"), and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of the Company. Collectively, ISOs and NQSOs are referred to herein as "Options."

    Subject to Section 6(a), ISOs may be awarded only to employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), including employees who may serve as officers and directors.

    NQSOs may be awarded only to employees who may serve as officers and directors, and anyone other than non-employee Directors whom the Committee administering the Plan pursuant to Section 3 determines provides substantial service to the Company.

    To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.

    3. Administration. The Plan shall be administered by a committee (the "Committee") selected by the Board (the "Board") of not fewer than two Outside Directors. An Outside Director shall mean a director within the meaning of Code Section 1.162-27, voting as a separate class. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion (i) grant Options,
(ii) determine which employees and other individuals performing substantial services ("Grantees") may be granted Options under the Plan; (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option; (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall be exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Class A Common Stock subject to the Options; (ix) determine the terms of any agreement pursuant to which Options are granted; (x) amend any such agreement with the consent of the Grantee;
(xi) establish such procedures as it deems appropriate for a recipient of an award hereunder to designate a beneficiary to whom any benefits payable in the event of his or here death are to be made; and (xii) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.

    The Committee shall also have the final authority to interpret and construe the terms of the Plan and of any Option and such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, shareholders of the Company, the Plan, and all persons claiming an interest in the Plan.

    No member of the Committee or Director shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

    4. Effectiveness and Termination of Plan. This Plan shall become effective as of the date of adoption thereof by the Board of the Company, or the date this Plan is approved by the stockholders, whichever is earlier. This Plan shall terminate on the earliest of:

         a. The tenth anniversary of the effective date as determined under this Section 4;

         b. The date when all shares of the Class A Common Stock reserved for issuance under the Plan, shall have been acquired through exercise of Options granted under the Plan; or

         c. Such earlier date as the Board may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

    5. The Stock. The aggregate number of shares of Class A Common Stock which may be issued under the Plan shall be 200,000 shares. Such number of shares may be set aside out of the authorized but unissued shares of Class A Common Stock not reserved for any other purpose or out of shares of Class A Common Stock held in or acquired for the treasury of the Company. All or any shares of Class A Common Stock subject under this Plan to an Option which, for any reason, terminates unexercised as to such shares, may again be subjected to an Option under the Plan. No Grantee may receive grants in respect of more than 50,000 shares of Class A Common Stock.

    6. Grant, Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an agreement in a form approved by the Committee. The terms and conditions of such Option agreement need not be identical with respect to each Grantee, but each Option agreement will evidence on its face whether it is an ISO or a NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee, determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), as determined by the Committee, who have substantial responsibility in the direction of the Company and its subsidiaries, and anyone else whom the Committee determines provides substantial and important services to the Company except that in no event shall a non-employee Director of the Company be a Grantee under this Plan.

         b. Price and Exercise. The purchase price of the shares of Class A Common Stock upon exercise of an ISO shall be no less than the fair market value of the shares at the time of grant of an ISO; provided, however, if an ISO is granted to a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Code Section 422 ("10% Shareholder"), the purchase price shall be no less than 110% of the fair market value of the shares. The fair market value of the Class A Common Stock shall be the closing price of publicly traded Class A Common Stock on the national securities exchange on which the Class A Common Stock is listed (if the Class A Common Stock is so listed) or on the Nasdaq National Market System (if the Class A Common Stock is regularly quoted on the Nasdaq National Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Class A Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

    The purchase price of the shares of Class A Common Stock upon exercise of a NQSO may be any price set by the Committee; provided that the exercise price of any grant to an employee required to be named on the Summary Compensation Table of the Company's annual proxy statement under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, shall not be lower than the fair market value of the underlying Class A Common Stock on the date of grant which constitutes a performance goal under Section 162(m) of the Internal Revenue Code of 1986, as amended.

    The notice of the exercise of any Option shall be accompanied by payment in full of the Option price. The purchase price shall be paid in United States dollars in cash or by certified or cashier's check payable to the order of the Company at the time to purchase. At the discretion of the Committee, the purchase price may be paid with: (i) stock of the Company (Class A Common Stock already owned by, and in the possession of, the Grantee); or (ii) any combination of United States dollars or stock of the Company. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full in United States dollars in cash or by certified or cashier's check at the time of exercise of the Option. Shares of stock of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value as determined by the Committee, as of the close of business on the day immediately preceding the date of exercise.

    In lieu of the notice of exercise procedures set forth above, the Committee may prescribe cashless exercise or other exercise methods pursuant to which a broker or financial intermediary assists in the exercise by an amount of shares sufficient to provide the exercise plus any required with holdings.

    If required by the Company, such notice of exercise of an Option shall be accompanied by the Grantee's written representation that the shares being acquired are purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel, such sale or transfer is not in violation of the 1933 Act.

    The purchase price shall be subject to adjustment, but only as provided in
    Section 7 hereof.

         c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, an Option may be immediately exercisable in accordance with Section 6(g) below.

         d. Forfeiture. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if (i) the Grantee shall enter into a business or employment which the Committee determines to be detrimentally competitive with the Company or substantially injurious to the Company's financial interests; or (ii) the Grantee is discharged from employment with the Company for cause; or (iii) the Grantee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

         e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Class A Common Stock (determined at the time an ISO is granted) for which an ISO is exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its subsidiaries or parent) shall not exceed $100,000.

         f. Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the effective date the particular Option is granted; provided, however, that ISOs granted to a 10% Shareholder may be for a term of up to but not exceeding five (5) years from the effective date the particular ISO is granted.

         g. Termination of Employment. Upon the termination of a Grantee's employment with the Company, his or her rights to exercise an Option then held by such Grantee shall be only as follows:

              i. Retirement. If the Grantee's employment is terminated because he or she has attained the age which the Company may from time to time establish as the retirement age for any class of its employees, or in accordance with the age specified in an employment agreement with a Grantee he or she may, with the consent of the Company within three months following such termination, exercise the Option with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment. However, in the event of his or her death prior to the end of the three-month period after the aforesaid termination of his or here employment, his or her estate shall have the right to exercise the Option within one
         (1) year following such termination with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment.

              ii. Death. In the case of a Grantee who dies while employed by the Company, his or her estate shall have the right for a period of one (1) year following the date of such death to exercise the Option to the extent the Grantee had the right to purchase such shares on the day immediately prior to his or her death.

              iii. Disability. In the case of a Grantee whose employment with the Company is terminated by disability, as defined in Code Section 22(e)(3), he or she shall have the right for a period of one (1) year of the disability to exercise the Option to the extent the right had occurred prior to the date of his or her disability.

              iv. Other Reasons. In the case of a Grantee whose employment is terminated for any reason other than those provided above under "Retirement," Death," or "Disability," the Grantee or his or her estate (in the event of his or her death after such termination) may, within the 30-day period following such termination, exercise the Option to the extent the right to exercise had occurred prior to such termination.

    For purposes of this Section 6(g), "termination of employment" shall mean the termination of a Grantee's employment with the Company or a subsidiary or a parent. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be a subsidiary of the Company, and the Grantee does not immediately thereafter become an employee of the Company or of a subsidiary or the parent. Any other Grantee who is not otherwise an employee of the Company shall be considered to have terminated employment when substantial services, as determined by the Committee, are no longer provided to the Company by the Grantee.

    Also for purposes of this Section 6(g), a Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.

         h. Transferability of Option and Shares Acquired Upon Exercise of Option. Options shall not be transferred other than to members of the holder's family, trusts and charities. Any other transfers are permissible only upon prior written approval of the Committee. Notwithstanding the above, the option agreement accompanying the issuance of any incentive stock options shall limit the transferability of such ISOs to the extent required by the then applicable tax provisions governing the qualification of ISOs. Except as limited by applicable securities laws and the provisions of Sections 6(b), 6(j), 8 and 14 hereof, shares of Class A Common Stock acquired upon exercise of Options hereunder shall be freely tradeable.

         i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender or outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, with respect to ISOs, modify any outstanding Options so as to specify a lower Option price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

              j. Shares Held for Investment. Each Option agreement may contain an undertaking that, upon demand by the Committee for such a representation, the Grantee, or any person acting under Section 6(g), shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Class A Common Stock.

              k. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate including those conditions that may be necessary to comply with applicable FCC requirements.

         7.   Adjustment of the Changes in the Stock.

              a. In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Class A Common Stock, or of any stock or other securities into which such Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires as adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

              b. Fractional shares resulting from any adjustment in Options pursuant to Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         8. Securities Law Requirements. No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Class A Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Company, violate the 1933 Act (or other Federal or State statutes having similar requirements), as it may be in effect at that time. In this regard, the Committee may demand the representations described in Section 6(b) and
Section 6(j).

         Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Class A Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

         No person who acquires shares of Class A Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act, sell such shares of Class A Common Stock, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

         9.   Amendment of the Plan.

         The Board may amend the Plan at any time, except that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:

              a.   extend the term of the Plan beyond ten years;

              b. extend the maximum terms of the Options granted hereunder beyond ten years;

              c. withdraw the administration of the Plan from the Committee appointed pursuant to Section 3;

              d.   expand the class of eligible employees, and other Grantees;

              e. increase the aggregate number of shares of Class A Common Stock which may be issued pursuant to the provisions of the Plan; or

              f. change the material terms of the performance goal within the meaning of Code Section 162(m).


         Notwithstanding the foregoing, the Board may, without the need for stockholders' approval, amend the Plan in any respect to qualify ISOs as incentive stock options under Code Section 422.

         10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.

         11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any recipient of any award hereunder shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any recipient of any award thereunder for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any recipient of any award hereunder and to treat him or her without regard to the effect which such treatment might have upon him or her as the recipient of any award hereunder.

         13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

         14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Class A Common Stock pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange upon which shares of Class A Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereinafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such law, regulations and requirements, that the recipient of any award hereunder make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable, including, without limitation, a written representation from a stockholder that the shares are being purchased for investment and not for distribution, acknowledging that such shares have not been registered under the 1933 Act, as amended and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel to the Company, that such sale or transfer is not in violation of the 1933 Act.

         15. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees or directors.

         16. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the Option price.

         17. Notice. Notice to the Committee shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

         18. Governing Law. Except to the extent preempted by Federal law, this Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

                                                                       ANNEX C

                        TRIATHLON BROADCASTING COMPANY
                            1995 STOCK OPTION PLAN


         1. Purpose. The purposes of the Triathlon Broadcasting Company (the "Company") 1995 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and advisors of the Company and its subsidiaries and to promote the success of the Company's business.

         2.   The Plan. Two types of stock options may be granted under the
Plan: incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder ("ISOs"), and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of the Company. Collectively, ISOs and NQSOs are referred to herein as "Options."

         Subject to Section 6(a), ISOs may be awarded only to employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), including employees who may serve as officers and directors.

         NQSOs may be awarded only to employees who may serve as officers and directors, and anyone other than non-employee Directors whom the Committee administering the Plan pursuant to Section 3 determines provides substantial service to the Company.

         To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.

         3. Administration. The Plan shall be administered by a committee (the "Committee") selected by the Board (the "Board") of not fewer than two Independent Directors. An Independent Director shall mean a director elected by the holders of the Company's Class A Common Stock, voting as a separate class. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion (i) grant Options, (ii) determine which employees and other individuals performing substantial services ("Grantees") may be granted Options under the Plan; (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option; (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall be exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Class A Common Stock subject to the Options; (ix) determine the terms of any agreement pursuant to which Options are granted; (x) amend any such agreement with the consent of the Grantee; (xi) establish such procedures as it deems appropriate for a recipient of an award hereunder to designate a beneficiary to whom any benefits payable in the event of his or here death are to be made; and (xii) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.

         The Committee shall also have the final authority to interpret and construe the terms of the Plan and of any Option and such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, shareholders of the Company, the Plan, and all persons claiming an interest in the Plan. Notwithstanding anything contained in this Section to the contrary, no term of the Plan relating to ISOs shall be interpreted, nor shall any discretion to authority of the Committee be exercised, so as to disqualify the Plan under Code Section 422 or, without the consent of the Grantee, to disqualify any ISO under Code Section 422.

         No member of the Committee or Director shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

         4. Effectiveness and Termination of Plan. This Plan shall become effective as of the date of adoption thereof by the Board of the Company, or the date this Plan is approved by the stockholders, whichever is earlier. This Plan shall terminate on the earliest of:

              a. The tenth anniversary of the effective date as determined under this Section 4;

              b. The date when all shares of the Class A Common Stock reserved for issuance under the Plan, shall have been acquired through exercise of Options granted under the Plan; or

              c. Such earlier date as the Board may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

         5. The Stock. The aggregate number of shares of Class A Common Stock which may be issued under the Plan shall be 400,000 shares. Such number of shares may be set aside out of the authorized but unissued shares of Class A Common Stock not reserved for any other purpose or out of shares of Class A Common Stock held in or acquired for the treasury of the Company. All or any shares of Class A Common Stock subject under this Plan to an Option which, for any reason, terminates unexercised as to such shares, may again be subjected to an Option under the Plan. No Grantee may receive grants in respect of more than 50,000 shares of Class A Common Stock.

         6. Grant, Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an agreement in a form approved by the Committee. The terms and conditions of such Option agreement need not be identical with respect to each Grantee, but each Option agreement will evidence on its face whether it is an ISO or a NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee, determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

              a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), as determined by the Committee, who have substantial responsibility in the direction of the Company and its subsidiaries, and anyone else whom the Committee determines provides substantial and important services to the Company except that in no event shall a non-employee Director of the Company be a Grantee under this Plan.

              b. Price and Exercise. The purchase price of the shares of Class A Common Stock upon exercise of an ISO shall be no less than the fair market value of the shares at the time of grant of an ISO; provided, however, if an ISO is granted to a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Code
         Section 422 ("10% Shareholder"), the purchase price shall be no less than 110% of the fair market value of the shares. The fair market value of the Class A Common Stock shall be the closing price of publicly traded Class A Common Stock on the national securities exchange on which the Class A Common Stock is listed (if the Class A Common Stock is so listed) or on the Nasdaq National Market System (if the Class A Common Stock is regularly quoted on the Nasdaq National Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Class A Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

         The purchase price of the shares of Class A Common Stock upon exercise of a NQSO may be any price set by the Committee; provided that the exercise price of any grant to an employee required to be named on the Summary Compensation Table of the Company's annual proxy statement under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, shall not be lower than the fair market value of the underlying Class A Common Stock on the date of grant which constitutes a performance goal under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The notice of the exercise of any Option shall be accompanied by payment in full of the Option price. The purchase price shall be paid in United States dollars in cash or by certified or cashier's check payable to the order of the Company at the time to purchase. At the discretion of the Committee, the purchase price may be paid with: (i) stock of the Company (Class A Common Stock already owned by, and in the possession of, the Grantee); or (ii) any combination of United States dollars or stock of the Company. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full in United States dollars in cash or by certified or cashier's check at the time of exercise of the Option. Shares of stock of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value as determined by the Committee, as of the close of business on the day immediately preceding the date of exercise.

         If required by the Company, such notice of exercise of an Option shall be accompanied by the Grantee's written representation that the shares being acquired are purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel, such sale or transfer is not in violation of the 1933 Act.

         The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.

              c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, an Option may be immediately exercisable in accordance with Section 6(g) below.

              d. Forfeiture. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if (i) the Grantee shall enter into a business or employment which the Committee determines to be detrimentally competitive with the Company or substantially injurious to the Company's financial interests; or (ii) the Grantee is discharged from employment with the Company for cause; or (iii) the Grantee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

              e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Class A Common Stock (determined at the time an ISO is granted) for which an ISO is exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its subsidiaries or parent) shall not exceed $100,000.

              f. Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the effective date the particular Option is granted; provided, however, that ISOs granted to a 10% Shareholder may be for a term of up to but not exceeding five
         (5) years from the effective date the particular ISO is granted.

              g. Termination of Employment. Upon the termination of a Grantee's employment with the Company, his or her rights to exercise an Option then held by such Grantee shall be only as follows:

                   i. Retirement. If the Grantee's employment is terminated because he or she has attained the age which the Company may from time to time establish as the retirement age for any class of its employees, or in accordance with the age specified in an employment agreement with a Grantee he or she may, with the consent of the Company within three months following such termination, exercise the Option with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment. However, in the event of his or her death prior to the end of the three-month period after the aforesaid termination of his or here employment, his or her estate shall have the right to exercise the Option within one (1) year following such termination with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment.

                   ii. Death. In the case of a Grantee who dies while employed by the Company, his or her estate shall have the right for a period of one (1) year following the date of such death to exercise the Option to the extent the Grantee had the right to purchase such shares on the day immediately prior to his or her death.

                   iii. Disability. In the case of a Grantee whose employment with the Company is terminated by disability, as defined in Code
              Section 22(e)(3), he or she shall have the right for a period of one (1) year of the disability to exercise the Option to the extent the right had occurred prior to the date of his or her disability.

                   iv. Other Reasons. In the case of a Grantee whose employment is terminated for any reason other than those provided above under "Retirement," Death," or "Disability," the Grantee or his or her estate (in the event of his or her death after such termination) may, within the 30-day period following such termination, exercise the Option to the extent the right to exercise had occurred prior to such termination.

         For purposes of this Section 6(g), "termination of employment" shall mean the termination of a Grantee's employment with the Company or a subsidiary or a parent. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be a subsidiary of the Company, and the Grantee does not immediately thereafter become an employee of the Company or of a subsidiary or the parent. Any other Grantee who is not otherwise an employee of the Company shall be considered to have terminated employment when substantial services, as determined by the Committee, are no longer provided to the Company by the Grantee.

         Also for purposes of this Section 6(g), a Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.

              h. Transferability of Option and Shares Acquired Upon Exercise of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or by the guardian or legal representative of the Grantee. Except as limited by applicable securities laws and the provisions of Sections 6(b), 6(j), 8 and 14 hereof, shares of Class A Common Stock acquired upon exercise of Options hereunder shall be freely tradeable.

              i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender or outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, with respect to ISOs, modify any outstanding Options so as to specify a lower Option price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an Option as an ISO under Code Section 422.

              j. Shares Held for Investment. Each Option agreement may contain an undertaking that, upon demand by the Committee for such a representation, the Grantee, or any person acting under Section 6(g), shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Class A Common Stock.

              k. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate including those conditions that may be necessary to comply with applicable FCC requirements.

         7.   Adjustment of the Changes in the Stock.

              a. In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Class A Common Stock, or of any stock or other securities into which such Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires as adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

              b. Fractional shares resulting from any adjustment in Options pursuant to Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         8. Securities Law Requirements. No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Class A Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Company, violate the 1933 Act (or other Federal or State statutes having similar requirements), as it may be in effect at that time. In this regard, the Committee may demand the representations described in Section 6(b) and
Section 6(j).

         Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Class A Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

         No person who acquires shares of Class A Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act, sell such shares of Class A Common Stock, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

         9.   Amendment of the Plan.

         The Board may amend the Plan at any time, except that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:

              a.   extend the term of the Plan beyond ten years;

              b. extend the maximum terms of the Options granted hereunder beyond ten years;

              c. withdraw the administration of the Plan form the Committee appointed pursuant to Section 3;

              d.   expand the class of eligible employees, and other Grantees;

              e. increase the aggregate number of shares of Class A Common Stock which may be issued pursuant to the provisions of the Plan; or

              f. otherwise materially increase the benefits accruing to participants under the Plan.


         Notwithstanding the foregoing, the Board may, without the need for stockholders' approval, amend the Plan in any respect to qualify ISOs as incentive stock options under Code Section 422.

         It is intended that the Plan qualify as an employee benefit plan under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. To the extent necessary and desirable to comply with Rule 16b-3, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as required.

         10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.

         11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any recipient of any award hereunder shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any recipient of any award thereunder for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any recipient of any award hereunder and to treat him or her without regard to the effect which such treatment might have upon him or her as the recipient of any award hereunder.

         13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

         14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Class A Common Stock pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange upon which shares of Class A Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereinafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such law, regulations and requirements, that the recipient of any award hereunder make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable, including, without limitation, a written representation from a stockholder that the shares are being purchased for investment and not for distribution, acknowledging that such shares have not been registered under the 1933 Act, as amended and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel to the Company, that such sale or transfer is not in violation of the 1933 Act.

         15. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees or directors.

         16. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the Option price.

         17. Notice. Notice to the Committee shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

         18. Governing Law. Except to the extent preempted by Federal law, this Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

                                  PROXY CARD

TRIATHLON BROADCASTING COMPANY                                      PROXY FORM

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                       OF STOCKHOLDERS NOVEMBER 13, 1996

The undersigned hereby appoint(s) Norman Feuer and Kraig G. Fox, or either of them, each with full power of substitution, as proxies to vote all stock in Triathlon Broadcasting, Inc. that the undersigned would be entitled to vote on all matters that may come before the 1996 Annual Meeting of Stockholders and any adjournments thereof.

Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Board of Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

Your shares will not be voted unless your signed Proxy Form is returned to Triathlon Broadcasting Company or you otherwise vote at the meeting.

SIGNATURE(S)                                           Dated:           , 1996
            ------------------------------------------       -----------

Please sign as registered and return promptly in the enclosed envelope.

Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.


INSTRUCTIONS Mark votes by placing an "x" in the appropriate [ ].
The Board of Directors recommends a vote FOR the proposals relating to:

                                                                                     WITHHELD
1.  Election of Directors                                             FOR            FOR ALL
                                                                      [ ]              [ ]
    Nominees for election by holders of Class A Common Stock,
    Class B Common Stock and Depositary Shares
    (John D. Miller, Norman Feuer and Dennis R. Ciapura)

    (withhold your vote for any nominee, write his name on the line provided)
    ----------------------

    Nominees for election by holders of Class A Common Stock          [ ]              [ ]
    and Depositary Shares only
    (Frank E. Barnes and Jeffrey W. Leiderman)

    (withold your vote for any nominee, write his name on the
    line provided)
    -----------------------
                                                                                                         VOTE
2.  To approve an amendment to the Company's Amended and              FOR            AGAINST           WITHHELD
    Restated Certificate of Incorporation to remove the               [ ]              [ ]               [ ]
    designation of Series A Convertible Preferred Stock

3.  To approve the Company's 1996 Stock Option Plan and the           [ ]              [ ]               [ ]
    Performance Goal Included Therein

4.  To ratify the appointment of Ernst & Young LLP as                 [ ]              [ ]               [ ]
    independent auditors of the Company for the fiscal year
    ending March 31, 1997